MORGAN PRODUCTS LTD.
                                469 MCLAWS CIRCLE
                          WILLIAMSBURG, VIRGINIA 23185



                                January 31, 1998


Mr. Duane Greenly
c/o Morgan Manufacturing
500 Park Plaza
Oshkosh, Wisconsin  54901


Dear Duane:

            Reference is made to that certain Option Agreement (the "Option Agreement") dated as of December 18, 1996 between Morgan Products Ltd. (the "Company") and you. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Option Agreement.

            The parties hereto agree that the Option Agreement is hereby amended as follows:

            1. Section 5(d) of the Option Agreement is hereby deleted in its entirety and replaced with the following:

                  (d) Acceleration in the Event of a Change in Control or Sale of Manufacturing Division. Notwithstanding Section 5(c), in the event of (i) a Change in Control (as defined in the Plan) during the term of the Option, or
(ii) the acquisition of all or substantially all of the assets of the manufacturing division of the Company by JELD-WEN, inc. on or before August 31, 1998 for cash, property (including without limitation, stock in any corporation) or indebtedness or any combination thereof (a "Sale of Manufacturing"), then the Option shall, effective as of the effective time of the Change of Control or Sale of Manufacturing, become exercisable with respect to all unexercised shares thereunder; provided, that, no Sale of Manufacturing shall become effective (i) until the expiration of six (6) months following the closing of the Sale of Manufacturing (the "Transition Period") in respect of such Sale of Manufacturing, and (ii) unless the Optionee remains an employee of the acquiror or the Company, as the case may be (except as provided in Section 6(d) below), until the end of the Transition Period; and provided, further, that the exercisability of any portion of the Option that may have already vested and become exercisable prior to the closing of the Sale of Manufacturing pursuant to the terms of Section 5(c) shall also be subject to the provisions of this
Section 5(d). At such time as the Sale of Manufacturing becomes effective, the option shall be fully exercisable for a period equal to the lesser of seven (7) months after such effective date or the remainder of its term.

            2. Section 6(a) of the Option Agreement is hereby deleted in its entirety and replaced with the following:

                  (a) Termination of Employment. If the Optionee shall cease to be an employee of the Company for any reason other than retirement, death or permanent and total disability (as defined in Section 22(e) (3) of the Internal Revenue Code of 1986, as amended (the "Code")), and other than after a Change in Control or Sale of Manufacturing, the Option shall at once terminate. This Agreement shall not confer upon the Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the Optionee's right to terminate the Optionee's employment.

            3. Section 6(d) of the Option Agreement is hereby deleted in its entirety and replaced with the following:

                  (d) Change in Control of Company and Sale of Manufacturing. In the event that (i) the Optionee's employment with the Company (or any successor company) is terminated after a Change in Control, (ii) the Optionee is hired as an employee of the acquiror after a Sale of Manufacturing and the Optionee's employment with the acquiror is terminated by the acquiror without cause during the Transition Period or (iii) the Optionee is not hired by the acquiror and the Optionee's employment with the Company is terminated without cause during the Transition Period, then the Option shall remain exercisable for a period equal to the lesser of (i) seven (7) calendar months after the expiration of the Transition Period, or (ii) the remainder of its term.

            No other term or provision of the Option Agreement shall be amended, modified or changed except as provided herein. From and after the date hereof, any reference to the Option Agreement shall be deemed to be a reference to the Option Agreement as amended hereby.

            If you are in agreement with the foregoing please so indicate by executing below in the space provided.

                                  MORGAN PRODUCTS LTD.





                                  By:/s/ Larry R. Robinette
                                     ------------------------------------------
                                     Name:Larry R. Robinette
                                     Title:President & CEO
Accepted and agreed
this 31 day of January, 1998


/s/ Duane R. Greenly
-------------------------------
Duane Greenly



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